Exhibit 99.1

                       Anadarko Announces Record Results

     HOUSTON--(BUSINESS WIRE)--February 6, 2006--Anadarko Petroleum Corporation (NYSE:APC) today announced record fourth-quarter and full-year 2005 net income and highlighted exploration and development results that are expected to contribute to future growth.
     "The strength in oil and natural gas prices, along with operational improvements and an accretive share repurchase program, combined to make 2005 a very successful year," Anadarko Chairman, President and CEO Jim Hackett said.

     FOURTH-QUARTER 2005 RESULTS

     Fourth-quarter net income available to common shareholders was $874 million, or $3.73 per share (diluted), on revenues of $2.25 billion. Net income included costs associated with certain legal proceedings and international impairments amounting to $84 million after-tax, or 36 cents per share (diluted), partially offset by unrealized gains on commodity-related derivatives and gains from the company's firm transportation keep-whole agreement that totaled $50 million after-tax, or 21 cents per share (diluted). Net income for the fourth quarter of 2004 was $405 million, or $1.64 per share (diluted), on revenues of $1.62 billion. Fourth-quarter 2004 net income included international impairments, legal settlements and charges related to the refocused strategy, partially offset by unrealized gains on commodity-related derivatives and gains from the firm transportation keep-whole agreement, together totaling $71 million after taxes, or 29 cents per share (diluted).
     Cash flow from operating activities was $1.27 billion in the fourth quarter, and discretionary cash flow totaled $1.59 billion.(1)
     Sales volumes of natural gas, crude oil and natural gas liquids in the fourth quarter totaled 39 million barrels of oil equivalent (BOE), or 429,000 BOE per day. Natural gas sales volumes averaged 1,386 million cubic feet per day, at an average price of $9.94 per thousand cubic feet. Oil sales volumes in the fourth quarter averaged 164,000 barrels per day, with an average price of $52.16 per barrel. Natural gas liquids sales volumes averaged 34,000 barrels per day, at an average price of $39.16 per barrel.
     Overall sales volumes were up slightly from the third quarter 2005, despite the continued temporary impact of hurricanes on significant Gulf of Mexico development projects, and were down year-over-year due to asset divestitures associated with Anadarko's 2004 refocused strategy.
     "Anadarko's fourth-quarter performance was a strong finish to a watershed year," Hackett said. "Revenues set an all-time quarterly record, while at the same time we reduced direct operating costs 21 percent from the prior-year period. As a result, we were able to continue expanding our cash margins, partly because of higher commodity prices, but also due to a restructured, more efficient asset base."
     In October, Anadarko completed a $2 billion stock repurchase program that began in June 2004. In November, the board of directors authorized a new $1 billion stock repurchase program, under which Anadarko bought back 2.7 million shares for $246 million by year-end. Since inception of these two programs, 31.1 million shares were purchased at an average cost of $72.33 per share (including all transaction costs), versus a year-end stock price of $94.75 per share.

     FULL-YEAR 2005 RESULTS

     Anadarko reported full-year 2005 net income available to common shareholders of $2.47 billion, or $10.39 per share (diluted), on revenues of $7.1 billion. Net income in 2004 was $1.6 billion, or $6.36 per share (diluted), on revenues of $6.08 billion.
     Cash flow from operating activities totaled $4.15 billion in 2005. Discretionary cash flow totaled $4.42 billion.(1)
     Sales volumes of natural gas, crude oil and natural gas liquids for 2005 totaled 158 million BOE, down from 2004 volumes of 190 million BOE due to asset divestitures. Adjusted for these property sales, volumes increased 5 percent in 2005 compared to the prior year.
     "Our refocused strategy delivered good results in 2005, with record earnings and cash flows generated by a smaller asset portfolio," Hackett said. "Our $3.4 billion capital program funded exploration and development activity designed to provide volume growth for years to come. In addition to the capital program, we returned about $1.3 billion to stakeholders through share repurchases, dividends and debt reduction, and still ended the year with $739 million of cash. We entered 2006 with a diverse portfolio of opportunities and a strong, flexible balance sheet, with debt-less-cash-on-hand representing 21 percent of capitalization."

     PROVED RESERVES

     Anadarko added 291 million BOE of proved reserves, ending 2005 with a total of 2.45 billion BOE, up 6 percent from year-end 2004 excluding sales of reserves in place. This is the 24th consecutive year that Anadarko has more than replaced annual production with new proved reserves.
     Reserve additions in 2005 came primarily from the deepwater Gulf of Mexico (including major existing development projects and the Cheyenne, Genghis Khan and Knotty Head discoveries) and fields in the North Louisiana Vernon, East Texas Bossier, West Texas Haley, Wyoming Salt Creek and Canadian Wild River areas.
     Anadarko's year-end 2005 proved reserves remain nearly balanced between natural gas (54 percent, or 7.9 trillion cubic feet) and liquids (46 percent, or 1.1 billion barrels), which include crude oil, condensate and natural gas liquids.
     "Anadarko's drilling program has continued to achieve organic reserve replacement rates above its peers. In 2005, our reserve additions significantly exceeded the reserves we produced," Hackett said. "Our unconventional-resource focus onshore North America has yielded solid, lower-risk and highly economic reserve additions, while exploratory success in the deepwater Gulf of Mexico and new initiatives underway internationally position us for continued reserve growth in the future."

     CONFERENCE CALL TOMORROW AT 9 A.M. CST, 10 A.M. EST

     Anadarko will host a conference call on Tuesday, Feb. 7, at 9 a.m. Central Standard Time (10 a.m. Eastern Standard Time) to discuss 2005 results and the company's outlook for 2006. The dial-in number is 913-981-4900, and the confirmation number is 3986947. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.anadarko.com.

     ANADARKO OPERATIONS REPORT

     For more details on Anadarko's operations, please refer to the comprehensive report on 2005 drilling activity. The report will be available at www.anadarko.com on the Investor Relations page.

     FINANCIAL DATA

     Six pages of summary financial and reserves data follow.

     Anadarko Petroleum Corporation's mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world's health and welfare. As of year-end 2005, the company had 2.45 billion barrels-equivalent of proved reserves, making it one of the world's largest independent exploration and production companies. Anadarko's operational focus in North America extends from the deepwater Gulf of Mexico, up through the western U.S. and Canadian regions and onto the North Slope of Alaska. Anadarko's international activities are focused on its major positions in North Africa, the Middle East, Indonesia and exploration or production operations in several other countries. For more information about how Anadarko is bringing excellence to the surface, please visit: www.anadarko.com.

     (1) See accompanying table for a reconciliation of GAAP to non-GAAP financial measures and statement indicating why management believes the non-GAAP measures are useful information for investors.

     This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. See "Regulatory Matters and Additional Factors Affecting Business" in the Management's Discussion and Analysis (MD&A) included in the company's 2004 Annual Report on Form 10-K and other public filings, press releases and discussions with company management. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.


                    Anadarko Petroleum Corporation

             Reconciliation of GAAP to Non-GAAP Measures

Below is a reconciliation of cash provided by operating activities
(GAAP) to discretionary cash flow (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. The company uses discretionary cash flow to demonstrate the company's ability to internally fund capital expenditures and to service or incur additional debt. It is useful in comparisons of oil and gas exploration and production companies because it excludes fluctuations in assets and liabilities.

                                 Quarter Ended        Year Ended
                                  December 31         December 31
                              ------------------- -------------------
millions                        2005      2004      2005      2004
---------------------------------------------------------------------
Cash Flow
---------------------------------------------------------------------
Net cash provided by operating
 activities                     $1,271      $450    $4,146    $3,207
Add back:
   Change in accounts
    receivable                     314         7       563       239
   Change in accounts payable
    and accrued expenses           (16)      388      (373)     (270)
   Change in other items - net      21       170        87       289
---------------------------------------------------------------------
Discretionary Cash Flow         $1,590    $1,015    $4,423    $3,465
---------------------------------------------------------------------


                    Anadarko Petroleum Corporation

Summary Financial                Quarter Ended        Year Ended
 Information (a)                  December 31         December 31
                              ------------------- -------------------
$ and shares in millions        2005      2004      2005      2004
---------------------------------------------------------------------
Revenues
---------------------------------------------------------------------
Gas sales                       $1,267      $850    $3,709    $3,298
Oil and condensate sales           783       581     2,838     2,211
Natural gas liquids sales          124       141       457       460
Other sales                         71        44        96       110
---------------------------------------------------------------------
Total                            2,245     1,616     7,100     6,079
---------------------------------------------------------------------
Costs and Expenses
---------------------------------------------------------------------
Direct operating                   146       184       544       682
Transportation and cost of
 product                            85        67       302       250
General and administrative         131       154       442       423
Depreciation, depletion and
 amortization                      352       355     1,343     1,447
Other taxes                         95        60       376       312
Impairments related to oil and
 gas properties                     65        63        78        72
---------------------------------------------------------------------
Total                              874       883     3,085     3,186
---------------------------------------------------------------------
Operating Income                 1,371       733     4,015     2,893
---------------------------------------------------------------------
Interest Expense and Other
 (Income) Expense
---------------------------------------------------------------------
Interest expense                    49        92       201       352
Other (income) expense             (46)       (6)      (81)       64
---------------------------------------------------------------------
Total                                3        86       120       416
---------------------------------------------------------------------
Income Before Income Taxes       1,368       647     3,895     2,477
---------------------------------------------------------------------
Income Tax Expense                 493       241     1,424       871
---------------------------------------------------------------------
Net Income                        $875      $406    $2,471    $1,606
---------------------------------------------------------------------
Preferred Stock Dividends            1         1         5         5
---------------------------------------------------------------------
Net Income Available to Common
 Stockholders                     $874      $405    $2,466    $1,601
---------------------------------------------------------------------
Per Common Share
---------------------------------------------------------------------
Net income - basic               $3.77     $1.66    $10.49     $6.41
Net income - diluted             $3.73     $1.64    $10.39     $6.36
---------------------------------------------------------------------
Average Number of Common
 Shares Outstanding - Basic        232       244       235       250
---------------------------------------------------------------------
Average Number of Common
 Shares Outstanding - Diluted      234       246       237       252
---------------------------------------------------------------------

(a) Unrealized gains and losses relating to corporate oil and gas hedge ineffectiveness have been reclassified to conform to the current presentation. The effect on prior periods is insignificant.


                    Anadarko Petroleum Corporation

                                 Quarter Ended        Year Ended
Summary Financial Information     December 31         December 31
                              ------------------- -------------------
$ in millions                   2005      2004      2005      2004
---------------------------------------------------------------------
Cash Flow from Operating
 Activities
---------------------------------------------------------------------
Net income                        $875      $406    $2,471    $1,606
Depreciation, depletion and
 amortization                      352       355     1,343     1,447
Deferred income taxes              323       205       566       276
Impairments related to oil and
 gas properties                     65        63        78        72
Other noncash items                (25)      (14)      (35)       64
----------------------------------------------------------------------
                                 1,590     1,015     4,423     3,465
(Increase) decrease in
 accounts receivable              (314)       (7)     (563)     (239)
Increase (decrease) in
 accounts payable and accrued
 expenses                           16      (388)      373       270
Other items - net                  (21)     (170)      (87)     (289)
---------------------------------------------------------------------
Net Cash Provided by Operating
 Activities                     $1,271      $450    $4,146    $3,207
---------------------------------------------------------------------

---------------------------------------------------------------------
Capital Expenditures
---------------------------------------------------------------------
Capital spending                  $961      $770    $3,192    $2,830
Capitalized interest                17        19        69        86
Capitalized overhead                52        47       176       174
---------------------------------------------------------------------
Total                           $1,030      $836    $3,437    $3,090
---------------------------------------------------------------------


                               December 31, September 30, December 31,
                                  2005          2005         2004
---------------------------------------------------------------------
Condensed Balance Sheet
---------------------------------------------------------------------
Cash and cash equivalents            $739        $1,012         $874
Other current assets                2,177         1,968        1,628
Net properties and equipment       17,862        17,283       15,913
Other assets                          614           463          468
Goodwill                            1,196         1,286        1,309
---------------------------------------------------------------------
Total Assets                      $22,588       $22,012      $20,192
---------------------------------------------------------------------
Current liabilities                $2,403        $2,435       $1,993
Long-term debt                      3,555         3,604        3,671
Other long-term liabilities         5,579         5,399        5,243
Stockholders' equity               11,051        10,574        9,285
---------------------------------------------------------------------
Total Liabilities and
 Stockholders' Equity             $22,588       $22,012      $20,192
---------------------------------------------------------------------
Capitalization
---------------------------------------------------------------------
Total debt                         $3,677        $3,676       $3,840
Stockholders' equity               11,051        10,574        9,285
---------------------------------------------------------------------
Total                             $14,728       $14,250      $13,125
---------------------------------------------------------------------
Capitalization Ratios
---------------------------------------------------------------------
Total debt                             25%           26%          29%
Stockholders' equity                   75%           74%          71%
---------------------------------------------------------------------


                    Anadarko Petroleum Corporation

                                 Quarter Ended         Year Ended
Volumes and Prices (a)             December 31         December 31
                               ------------------- -------------------
                                 2005      2004       2005      2004
----------------------------------------------------------------------
Natural Gas
----------------------------------------------------------------------
United States
----------------------------------------------------------------------
Volumes, billion cubic feet         102       120       414       499
Average daily volumes, million
 cubic feet per day               1,114     1,306     1,136     1,363
Price per thousand cubic feet     $9.83     $5.63     $7.16     $5.18
----------------------------------------------------------------------
Canada
----------------------------------------------------------------------
Volumes, billion cubic feet          25        31       102       138
Average daily volumes, million
 cubic feet per day                 272       335       278       378
Price per thousand cubic feet    $10.39     $5.62     $7.29     $5.17
----------------------------------------------------------------------
Total
----------------------------------------------------------------------
Volumes, billion cubic feet         127       151       516       637
Average daily volumes, million
 cubic feet per day               1,386     1,641     1,414     1,741
Price per thousand cubic feet     $9.94     $5.63     $7.19     $5.18
----------------------------------------------------------------------
Crude Oil and Condensate
----------------------------------------------------------------------
United States
----------------------------------------------------------------------
Volumes, million barrels              6        10        24        32
Average daily volumes,
 thousand barrels per day            70        92        68        88
Price per barrel                 $51.24    $35.10    $44.35    $31.65
----------------------------------------------------------------------
Canada
----------------------------------------------------------------------
Volumes, million barrels              1         1         3         5
Average daily volumes,
 thousand barrels per day             7        12         7        14
Price per barrel                 $51.36    $43.45    $49.48    $37.37
----------------------------------------------------------------------
Algeria
----------------------------------------------------------------------
Volumes, million barrels              6         4        24        22
Average daily volumes,
 thousand barrels per day            61        49        65        61
Price per barrel                 $56.92    $37.03    $54.38    $34.78
----------------------------------------------------------------------
Other International
----------------------------------------------------------------------
Volumes, million barrels              2         2         8         8
Average daily volumes,
 thousand barrels per day            26        24        22        22
Price per barrel                 $43.48    $30.18    $39.37    $27.91
----------------------------------------------------------------------
Total
----------------------------------------------------------------------
Volumes, million barrels             15        17        59        67
Average daily volumes,
 thousand barrels per day           164       177       162       185
Price per barrel                 $52.16    $35.55    $47.92    $32.66
----------------------------------------------------------------------
Natural Gas Liquids
----------------------------------------------------------------------
Total
----------------------------------------------------------------------
Volumes, million barrels              3         4        13        17
Average daily volumes,
 thousand barrels per day            34        46        36        45
Price per barrel                 $39.16    $33.15    $34.53    $27.76
----------------------------------------------------------------------
Total Barrels of Oil
 Equivalent (BOE)
----------------------------------------------------------------------
Volumes, million BOE                 39        46       158       190
Average daily volumes,
 thousand BOE per day               429       497       434       520
----------------------------------------------------------------------

(a) Unrealized gains and losses relating to corporate oil and gas hedge ineffectiveness have been reclassified to conform to the current presentation. The effect on prior periods is insignificant.


                    Anadarko Petroleum Corporation
                         Oil and Gas Reserves

                                                        Other
                              U.S.    Canada  Algeria   Int'l   Total
  --------------------------------------------------------------------
  Total (MMBOE)
  --------------------------------------------------------------------
  Proved Reserves
  --------------------------------------------------------------------
  December 31, 2004           1,646      254      350     117   2,367
  Revisions of prior
   estimates
     Performance                  5       (6)     (20)    (16)    (37)
     Price-related                9        1       14     (10)     14
  Extensions, discoveries and
   other additions              226       34        4       -     264
  Improved recovery              45        -        -       -      45
  Purchases in place              5        -        -       -       5
  Sales in place                (25)      (1)       -     (25)    (51)
  Production                   (106)     (20)     (24)     (8)   (158)
  --------------------------------------------------------------------
  December 31, 2005           1,805      262      324      58   2,449
  --------------------------------------------------------------------
  Proved Developed Reserves
  --------------------------------------------------------------------
  December 31, 2004           1,095      195      176      51   1,517
  December 31, 2005           1,099      199      195      31   1,524
  --------------------------------------------------------------------
  Natural Gas (Bcf)
  --------------------------------------------------------------------
  Proved Reserves
  --------------------------------------------------------------------
  December 31, 2004           6,093    1,282        -     153   7,528
  Revisions of prior
   estimates
     Performance                 29      (35)       -       -      (6)
     Price-related               28        1        -       -      29
  Extensions, discoveries and
   other additions              912      188        -       -   1,100
  Improved recovery               -        -        -       -       -
  Purchases in place             28        2        -       -      30
  Sales in place                (98)      (4)       -    (153)   (255)
  Production                   (414)    (102)       -       -    (516)
  --------------------------------------------------------------------
  December 31, 2005           6,578    1,332        -       -   7,910
  --------------------------------------------------------------------
  Proved Developed Reserves
  --------------------------------------------------------------------
  December 31, 2004           4,469      997        -       -   5,466
  December 31, 2005           4,553    1,024        -       -   5,577
  --------------------------------------------------------------------
  Oil, Condensate and NGLs
   (MMBbls)
  --------------------------------------------------------------------
  Proved Reserves
  --------------------------------------------------------------------
  December 31, 2004             632       40      350      91   1,113
  Revisions of prior
   estimates
     Performance                  -        -      (20)    (16)    (36)
     Price-related                3        1       14      (9)      9
  Extensions, discoveries and
   other additions               74        2        4       -      80
  Improved recovery              45        -        -       -      45
  Purchases in place              -        -        -       -       -
  Sales in place                 (9)       -        -       -      (9)
  Production                    (37)      (3)     (24)     (8)    (72)
  --------------------------------------------------------------------
  December 31, 2005             708       40      324      58   1,130
  --------------------------------------------------------------------
  Proved Developed Reserves
  --------------------------------------------------------------------
  December 31, 2004             350       29      176      51     606
  December 31, 2005             340       28      195      31     594
  --------------------------------------------------------------------


                    Anadarko Petroleum Corporation
    Costs Incurred and Capital Expenditures - Oil and Gas Producing
                              Activities


millions                                                        2005
----------------------------------------------------------------------
United States
  Property acquisition
    Exploration                                                 $216
    Development                                                   44
  Exploration                                                    527
  Development                                                  1,854
----------------------------------------------------------------------
Total United States - Costs Incurred                           2,641
----------------------------------------------------------------------
  Less: Asset retirement costs                                   (29)
  Plus: Asset retirement expenditures                             25
----------------------------------------------------------------------
Total United States - Oil & Gas Capital Expenditures           2,637
----------------------------------------------------------------------
Canada
  Property acquisition
    Exploration                                                   40
    Development                                                    1
  Exploration                                                    134
  Development                                                    319
----------------------------------------------------------------------
Total Canada - Costs Incurred                                    494
----------------------------------------------------------------------
  Less: Asset retirement costs                                    (8)
  Plus: Asset retirement expenditures                              4
----------------------------------------------------------------------
Total Canada - Oil & Gas Capital Expenditures                    490
----------------------------------------------------------------------
Algeria
  Exploration                                                     12
  Development                                                     45
----------------------------------------------------------------------
Total Algeria - Costs Incurred                                    57
----------------------------------------------------------------------
  Less: Asset retirement costs                                     -
  Plus: Asset retirement expenditures                              -
----------------------------------------------------------------------
Total Algeria - Oil & Gas Capital Expenditures                    57
----------------------------------------------------------------------
Other International
  Property acquisition
    Exploration                                                   13
  Exploration                                                     49
  Development                                                     60
----------------------------------------------------------------------
Total Other International - Costs Incurred                       122
----------------------------------------------------------------------
  Less: Asset retirement costs                                     -
  Plus: Asset retirement expenditures                              -
----------------------------------------------------------------------
Total Other International - Oil & Gas Capital
 Expenditures                                                    122
----------------------------------------------------------------------
Total
  Property acquisition
    Exploration                                                  269
    Development                                                   45
  Exploration 722
  Development                                                  2,278
----------------------------------------------------------------------
Total - Costs Incurred                                         3,314
----------------------------------------------------------------------
  Less: Asset retirement costs                                   (37)
  Plus: Asset retirement expenditures                             29
----------------------------------------------------------------------
Total - Oil & Gas Capital Expenditures                        $3,306
----------------------------------------------------------------------


     CONTACT: Anadarko Petroleum Corporation, Houston
              Media Contact:
              Teresa Wong, 832-636-1203
              teresa_wong@anadarko.com
              or
              Investor Contacts:
              Stewart Lawrence, 832-636-3326
              stewart_lawrence@anadarko.com
              or
              John Colglazier, 832-636-2306
              john_colglazier@anadarko.com